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                                                                  Exhibit (a)(8)


                               NOTICE OF EXTENSION
                                       OF
                            NORTH COAST ENERGY, INC.
                                CONVERSION OFFER
                                ----------------
                           5.0 SHARES OF COMMON STOCK
                               UPON CONVERSION OF
              EACH SHARE OF SERIES A 6% CONVERTIBLE PREFERRED STOCK
              -----------------------------------------------------
                           8.0 SHARES OF COMMON STOCK
                               UPON CONVERSION OF
          EACH SHARE OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
          -------------------------------------------------------------

North Coast Energy, Inc. has determined to extend the expiration date of its Conversion Offer to the holders of outstanding shares of its Series A 6% Convertible Preferred Stock ("Series A Preferred") and its Series B Cumulative Convertible Preferred Stock (the "Series B Preferred").

The terms and conditions of the Conversion Offer are set forth in the Offering Circular dated December 20, 1996, and are incorporated herein by this reference.

The Expiration Date of the Conversion Offer has been extended from 5:00 p.m., Cleveland, Ohio time, on January 31, 1997 to 5:00 p.m., Cleveland, Ohio time on February 28, 1997.

                                  AS EXTENDED,
       THE CONVERSION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.
        CLEVELAND, OHIO TIME ON FEBRUARY 28, 1997 UNLESS FURTHER EXTENDED
                     BY THE COMPANY (THE "EXPIRATION DATE").

As of January 30, 1997, (1) there were 300,090 Series A Preferred issued and outstanding and 142,990 Series A Preferred have been delivered for conversion pursuant to the Conversion Offer and (2) there were 464,665 Series B Preferred issued and outstanding and 137,934 Series B Preferred have been delivered for conversion pursuant to the Conversion Offer.

All references to the Expiration Date in the Offering Circular and the Letter of Transmittal mean 5:00 p.m. Cleveland, Ohio time on February 28, 1997, unless further extended by the Company.

                             DATED JANUARY 31, 1997

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IF YOU WISH TO PARTICIPATE IN THE CONVERSION OFFER, PLEASE COMPLETE THIS PORTION
OF THE LETTER AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU HAVE YOUR SERIES A PREFERRED, SERIES B PREFERRED, SERIES A UNIT OR SERIES B UNIT CERTIFICATE, INCLUDE IT AS WELL (UNSIGNED).

SHAREHOLDER'S NAME
                  -------------------------------------------------------------
                  (PRINT)          (SOCIAL SECURITY # OR TAX IDENTIFICATION #)

/ / IF YOUR CERTIFICATE(S) HAS BEEN LOST, DESTROYED OR STOLEN BUT YOU WISH TO CONVERT YOUR SERIES A PREFERRED OR SERIES B PREFERRED, PLEASE CHECK THIS BOX.

                                   --------------------------------------------
                                   SIGNED (SHAREHOLDER OR AUTHORIZED AGENT)

                                   --------------------------------------------
                                   ADDRESS

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                                   --------------------------------------------

                                   --------------------------------------------
                                   TELEPHONE NO.

NOTE: IF YOU HAVE ALREADY DELIVERED YOUR SHARES AND DO NOT WISH TO WITHDRAW FROM THE CONVERSION OFFER, YOU NEED NOT RESPOND TO THIS NOTICE.